UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  November 5, 2012

CNS RESPONSE, INC.

(Exact name of Company as specified in its charter)

Delaware	0-26285	87-0419387
(State or other	(Commission File No.)	(I.R.S. Employer
jurisdiction of		Identification No.)
incorporation)

85 Enterprise, Suite 410

Aliso Viejo, CA 92656

(Address of principal executive offices)

(714) 545-3288

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The description of the Bridge Financing Purchase Agreement (as defined below) is incorporated by reference to Item 2.03 hereof and of the August 8-K (as defined below).

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously reported, on October 19, 2012, CNS Response, Inc. (the “Company”) entered into an Amended and Restated Note Purchase Agreement (the “Bridge Financing Purchase Agreement”) in connection with a $2 million bridge financing (the “Bridge Financing”) with an accredited investor. Pursuant to the agreement, the Company issued senior secured convertible promissory notes (the “October 2012 Bridge Notes”). On October 25, 2012, the Company issued an additional October 2012 Bridge Note to an accredited investor in the aggregate principal amount of $200,000 for gross proceeds to the Company of $200,000. On November 5, 2012, the Company issued three additional October 2012 Bridge Notes in the aggregate principal amount of $90,000 to three accredited investors for gross proceeds to the Company of $90,000. On November 6, 2012, the Company issued an additional October 2012 Bridge Note in the aggregate principal amount of $100,000 to another accredited investor for gross proceeds to the Company of $100,000.

As previously disclosed, on August 17, 21 and 22, 2012 and September 6, 2012, the Company issued five senior secured convertible promissory notes (the “August 2012 Bridge Notes” and together with the October 2012 Bridge Notes, the “Bridge Notes”) to four accredited investors pursuant to the Note Purchase Agreement dated August 17, 2012 (the “Original Bridge Financing Purchase Agreement”) in connection with the Bridge Financing. These five notes, together with the October 2012 Bridge Notes, bring the aggregate principal amount issued in the Bridge Financing to $990,000.

The Bridge Financing Purchase Agreement amended and restated the Original Bridge Financing Purchase Agreement by extending the period for closing the sale of Bridge Notes from October 15, 2012 to November 30, 2012. Additionally, the October 2012 Bridge Notes do not contain the mandatory conversion provision (upon subsequent equity financing) included in the August 2012 Bridge Notes at the request of a prospective investor. Otherwise the October 2012 Bridge Notes have substantially the same terms as the August 2012 Bridge Notes.

The Bridge Financing Purchase Agreement provides for the issuance and sale of Bridge Notes in the aggregate principal amount of up to $2,000,000, in one or multiple closings to occur no later than November 30, 2012. The Bridge Financing Purchase Agreement also provided for the reissuance and replacement of the five August 2012 Bridge Notes with the revised October 2012 Bridge Notes. The Bridge Financing Purchase Agreement also provides that the Company and the holders of the Bridge Notes will enter into a registration rights agreement covering the registration of the resale of the shares underlying the August 2012 Bridge Notes.

The consummation of the Bridge Financing and issuance of the Bridge Notes, and corresponding security interest, must be approved by the holders of a majority in aggregate principal amount outstanding (“Majority Holders”) of each tranche of our secured convertible promissory notes issued in October and November 2010 (the “October 2010 Notes”), secured convertible promissory notes issued between January and April 2011 (the “January 2011 Notes”), secured convertible promissory notes issued between October 2011 and January 2012 (the “October 2011 Notes”) and an unsecured convertible promissory note issued in February 2012 (the “February 2012 Note”). If the Company does not obtain such consent, the holders could declare a default under such notes and seek all remedies available under such notes. So far, the Company has received consents from the Majority Holders of the January 2011 Notes and the February 2012 Note and has received indications from the Majority Holders of the October 2010 Notes and October 2011 Notes, that they would approve the Bridge Financing, issuance of the Bridge Notes, and corresponding security interest as well as an extension of maturity; however, it is still negotiating the precise terms of the related approval and there can be no assurances that the Company will obtain such approval. In addition, none of the consents obtained will take effect until the Company has raised at least $1.35 million in the Bridge Financing. The October 2010 Notes and January 2011 Notes matured on October 1, 2012, the October 2011 Notes mature beginning on October 18, 2012, and the February 2012 Note is repayable on February 28, 2013, unless the Majority Holders agree to extend such maturity and the investment threshold of $1.35 million is reached in the Bridge Financing. The Company currently does not have sufficient funds to repay these tranches of notes.

The description of the terms of the August 2012 Bridge Notes, Original Bridge Financing Purchase Agreement and the second amended and restated security agreement, dated as of August 16, 2012, between the Company and David Jones, as administrative agent for the secured parties (the “Second Amended and Restated Security Agreement”) is incorporated herein by reference to Item 2.03 of the Company’s Current Report on Form 8-K filed on August 24, 2012 (the “August 8-K”), and is qualified in its entirety by reference to the forms of the August 2012 Bridge Note, Original Bridge Financing Purchase Agreement, and Second Amended and Restated Security Agreement, filed as Exhibits 4.1, 10.1 and 10.2, respectively, to the August 8-K, which is incorporated herein by reference. The description of the terms of the October 2012 Bridge Notes and the Bridge Financing Purchase Agreement is qualified in its entirety by reference to the forms of the notes and agreement attached hereto as Exhibits 4.1 and 10.1, respectively, and incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The description of the October 2012 Bridge Notes is incorporated herein by reference to Item 2.03 hereof and Item 2.03 of the August 8-K and the full text of the October 2012 Bridge Notes is incorporated herein by reference to Exhibit 4.1 hereto.

The description of the August 2012 Bridge Notes is incorporated herein by reference to Item 2.03 of the August 8-K and the full text of the form of August 2012 Bridge Note is incorporated herein by reference to Exhibit 4.1 to the August 8-K.

The August 2012 Bridge Notes and October 2012 Bridge Notes were issued by the Company under the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder, as they were issued to accredited investors, without a view to distribution, and were not issued through any general solicitation or advertisement.

Item 9.01	Financial Statements and Exhibits.

Exhibit 4.1	Form of October 2012 Bridge Note.

Exhibit 10.1	Form of Bridge Financing Purchase Agreement.

SIGNATURES

Pursuant to the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNS Response, Inc.

	By:	/s/ Paul Buck
November 9, 2012		Paul Buck
Chief Financial Officer